Exhibit 10.6




                AMENDMENT NO. 2 AND WAIVER TO CREDIT AGREEMENT


          AMENDMENT AND WAIVER dated as of December 31, 1995 to the $150,000,000 Credit Agreement dated as of August 24, 1994, as heretofore amended (the "Credit Agreement") among POLAROID CORPORATION (the
"Company"), the BANKS party thereto (the "Banks") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").

          WHEREAS, in the fourth quarter of 1995 and the first quarter of 1996 the Company is taking special charges related to severance and early retirement programs and the write-off of certain assembly equipment, fixed assets and inventory; and

          WHEREAS, the parties hereto desire to amend the Credit Agreement
(i) to mitigate the effects of such special charges under the covenants relating to the Company's Interest Coverage Ratio, Leverage Ratio and Minimum Consolidated Adjusted Net Worth and (ii) to eliminate certain adjustments for the effects of the Company's adoption of Statement of Financial Accounting Standards No. 106;

          NOW, THEREFORE, the parties hereto agree as follows:

          SECTION 1. Definitions, References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof," "hereunder," "herein," and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, after this Amendment and Waiver becomes effective, refer to the Credit Agreement as amended hereby.

          SECTION 2.  Amendment of Definitions.  The definitions in Section
1.01 of the Credit Agreement are amended as follows:

          (a) The definition of "Adjusted Consolidated Net Income" is deleted.

          (b) The following new definition is added immediately after the definition of "Federal Funds Rate":

                    "First Quarter 1996 Charge" means the after-tax amount (not exceeding $70,000,000) of the provision made by the Company during the first Fiscal Quarter of 1996 for the cost of severance and early retirement programs.


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          (c)  The definition of "Consolidated Adjusted Net Worth" is amended to read as follows:

               "Consolidated Adjusted Net Worth" means, at any date, the sum of (i) Consolidated Stockholders' Equity as of such date, plus
         (ii) the First Quarter 1996 Charge, minus (iii) all write-ups (other than write-ups resulting from foreign currency translations) after December 31, 1995 in the book value of any asset owned by the Company or a Consolidated Subsidiary, minus (iv) the carrying value of all Investments in Unconsolidated Joint Ventures carried as assets on the Company's consolidated balance sheet as of such date, to the extent that the carrying value of such Investments as of such date exceeds $25,000,000, minus (v) an amount equal to the cumulative net increase (or plus an amount equal to the cumulative net decrease) in Consolidated Net Income after December 31, 1995 attributable to the tax effect of foreign currency translations.

          (d) The definition of "Consolidated EBIT" is amended to read as follows:

                    "Consolidated EBIT" means, for any period, the sum of
          (i) Consolidated Net Income for such period (excluding any extraordinary item of gain or loss and any gain or loss attributable to the tax impact of foreign currency translations), plus (ii) to the extent deducted in determining Consolidated Net Income for such period, interest expense and federal, state and foreign income taxes, plus (iii) if such period includes the first Fiscal Quarter of 1995, the amount (not exceeding $77,000,000) of the pre-tax provision made by the Company during the first Fiscal Quarter of 1995 for the cost of an early retirement and severance program, plus (iv) if such period includes the fourth Fiscal Quarter of 1995, the amount (not exceeding $170,000,000) of the pre-tax provision made by the Company during the fourth Fiscal Quarter of 1995 for the cost of severance and early retirement programs and the write-off of certain assembly equipment, fixed assets and inventory, plus (v) if such period includes the first Fiscal Quarter of 1996, the amount (not exceeding $100,000,000) of the pre-tax provision made by the Company during the first Fiscal Quarter of 1996 for the cost of severance and early retirement programs.


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          SECTION 3.  Interest Coverage Ratio.  Section 5.07 of the Credit
Agreement is amended to read as follows:

          SECTION 5.07. Interest Coverage Ratio. At the end of each Fiscal Quarter, the ratio of (i) Consolidated EBIT to (ii)
     Consolidated Interest Expense, in each case for the four consecutive Fiscal Quarters then ended, will not be less than:

          (w) at the end of the fourth Fiscal Quarter of 1995 and at the end of the first Fiscal Quarter of 1996, 1.80 to 1;

          (x) at the end of the second Fiscal Quarter of 1996, 2.00 to 1;

          (y) at the end of the third Fiscal Quarter of 1996, 2.50 to 1;
and

          (z) at the end of the fourth Fiscal Quarter of 1996 and each Fiscal Quarter thereafter, 3.00 to 1.

          SECTION 4.  Minimum Consolidated Adjusted Net Worth.  Section
5.09 of the Credit Agreement is amended to read as follows:

          SECTION 5.09. Minimum Consolidated Adjusted Net Worth. (a) At no time will Consolidated Adjusted Net Worth be less than Minimum Consolidated Adjusted Net Worth. "Minimum Consolidated Adjusted Net Worth" means $650,000,000 as such amount is adjusted from time to time pursuant to subsection (b) of this Section.

          (b) Minimum Consolidated Adjusted Net Worth shall be adjusted from time to time as follows:

                    (i) at the end of each Fiscal Quarter ending after December 31, 1995, permanently increased (but not decreased) by the amount (if any) necessary so that cumulative increases pursuant to this clause (i) equal 50% of Consolidated Net Income (adjusted by adding back the First Quarter 1996 Charge) for the period beginning on January 1, 1996 and ending at the end of such Fiscal Quarter; and

                    (ii) permanently increased, on the date of any issuance of Additional Equity after December 31, 1995, by an amount equal to 50% of any increase in Consolidated Adjusted Net Worth attributable to such issuance of Additional Equity.


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          SECTION 5.  Waiver.  The undersigned Banks waive any Default or
Event of Default arising from any failure by the Company to comply with the provisions of Sections 5.07, 5.09 and 5.01(e) of the Credit Agreement, to the extent (and only to the extent) that such failure would have been avoided if this Amendment and Waiver had become effective prior to December 31, 1995.

          SECTION 6. Governing Law. This Amendment and Waiver shall be governed by and construed in accordance with the laws of the State of New York.

          SECTION 7. Counterparts; Effectiveness. This Amendment and Waiver may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment and Waiver shall become effective when the Agent shall have received

          (i) from each of the Company and the Required Banks either a counterpart hereof signed by such party or telegraphic, telex, facsimile or other written confirmation that such party has signed a counterpart hereof, and

          (ii) from the Company for the account of each Bank a participation fee in the amount equal to .05% of such Bank's
     Commitment under the Credit Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be duly executed by their respective authorized officers as of the day and year first above written.

                         POLAROID CORPORATION


                         By  /s/ Graham M. Brown, Jr.
                           -----------------------------------
                            Title: Vice President & Treasurer


                         MORGAN GUARANTY TRUST COMPANY
                           OF NEW YORK


                         By  /s/ Deborah A. Brodheim
                            ----------------------------------
                            Title: Vice President



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                         ABN AMRO BANK N.V.

                         By  /s/ R.E. James Hunter
                            ----------------------------------
                            Title: Group Vice President & Director

                         By  /s/ Carol A. Levine
                            ----------------------------------
                            Title: Senior Vice President &
                                   Managing Director


                         THE FIRST NATIONAL BANK
                           OF BOSTON

                         By  /s/ Carol A. Lovell
                            ----------------------------------
                            Title: Director


                         THE FIRST NATIONAL BANK
                           OF CHICAGO

                         By  /s/ Daniel J. Lenckos
                            ----------------------------------
                            Title: Vice President


                         THE MITSUBISHI BANK, LIMITED
                           (acting through its New York Branch)

                         By  /s/ David A. Kelson
                            ----------------------------------
                            Title: Vice President


                         NATIONSBANK OF NORTH CAROLINA,
                           N.A.

                         By  /s/ Eric C. Stephenson
                            ----------------------------------
                            Title: Vice President




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                         WACHOVIA BANK OF GEORGIA,N.A.

                         By  /s/ Terence A. Snellings
                            ----------------------------------
                            Title: Senior Vice President



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